                             AMENDED AND RESTATED

                         SUB-ADMINISTRATION AGREEMENT

                   OFI Tremont Core Diversified Hedge Fund

                    OFI Tremont Market Neutral Hedge Fund

      Amended and  Restated  Agreement  made as of June 2, 2004 by and between
OppenheimerFunds,  Inc. ("Fund Agent") and Tremont  Partners,  Inc.  ("Service
Provider").

      WHEREAS,  the Fund Agent and the  Service  Provider  are  parties to the
Sub-Administration  Agreement  dated  January 2, 2003,  (the  "Agreement")  in connection  with  administrative  services  to  be  provided  by  the  Service
Provider; and

      WHEREAS,  the Fund Agent performs  certain  administrative  services for
OFI Tremont Market Neutral Hedge Fund and OFI Tremont Core  Diversified  Hedge
Fund,  closed-end mutual funds registered under the Investment  Company Act of
1940, as amended  (collectively,  the "Funds",  and each a "Fund") pursuant to an Administration Agreement with each such Fund ; and

      WHEREAS,  the Fund Agent desires that SERVICE  PROVIDER perform services that the Fund Agent would  otherwise  perform,  or have  performed,  under the
Administration   Agreement  with  respect  to  Funds'  shareholders  (each,  a
"Shareholder" and collectively, the "Shareholders") accounts.

      NOW,  THEREFORE,  in  consideration of the premises and mutual covenants hereinafter contained, each party hereto agrees, as follows:

1.    Performance  of  Services.   SERVICE  PROVIDER  agrees  to  perform  the
      services  specified  on  Schedule  A (the  "Services")  with  respect to
      Shareholders'  accounts.  SERVICE  PROVIDER  hereby  agrees that it will
      provide  all  facilities,   systems,  equipment,   furniture,  fixtures,
      personnel,  supplies,  computer  data  processing  systems and any other
      requirements   which  are  in  its  good  faith  judgment  necessary  or
      desirable  for the  effective  performance  of the  Services  under this
      Agreement.  SERVICE  PROVIDER  will  make  reasonable  efforts  and take reasonably  available  measures to assure the adequacy of its  personnel and  facilities as well as the accurate  performance  of all Services to
      be  performed  by  it  hereunder   within,   at  a  minimum,   the  time
      requirements   of  any  statute,   rule  or  regulation   pertaining  to
      investment  companies  and  any  time  requirements  set  forth  in  the then-current prospectuses of the Funds.

2.    Maintenance of Records.  SERVICE  PROVIDER  agrees that it will maintain and preserve all records as required by law and  applicable  regulations
      (including,  but not limited to Rules 31a-1 and 31a-2 of the  Investment
      Company Act of 1940,  as  amended) to be  maintained  and  preserved  in connection with providing the Services,  and will otherwise  comply with all laws,  rules,  and regulations  applicable to its performance of the
      Services (including,  but not limited to, anti-money laundering laws and regulations with respect to Shareholder  accounts).  Upon request of the
      Fund Agent,  SERVICE PROVIDER shall provide copies of all the historical records  relating  to  transactions  in shares of the Funds on behalf of
      the  Shareholder   accounts,   and  other  related  materials,   as  are
      maintained  by  SERVICE   PROVIDER  in  accordance  with  the  preceding
      sentence  to  enable  Fund  Agent,   the  Funds  and  their   respective
      affiliates or  representatives  to, among other things:  (a) monitor and review the  Services,  (b) comply with any request of a government  body or self-regulatory  organization or a shareholder, (c) verify compliance by SERVICE PROVIDER with the terms of this Agreement,  (d) make required regulatory  reports,  (e) monitor sales for Blue Sky reporting  purposes or  otherwise  or (f)  perform  general  Shareholder  supervision.  Upon reasonable  notice,  SERVICE  PROVIDER  agrees  that it will permit Fund
      Agent, the Funds, and their respective  affiliates or representatives to have  reasonable  access to its  facilities,  personnel  and  records in order to  facilitate  the  monitoring of SERVICE  PROVIDER's  compliance with the terms of this  Agreement and the quality of SERVICE  PROVIDER's
      Services.  Fund  Agent  and its  representatives  must  comply  with all
      reasonable  security  and  confidentiality   procedures  established  by
      SERVICE  PROVIDER  at any  facility  to which  access is  granted,  such access  will not  interfere  with  SERVICE  PROVIDER's  normal  business operations.

3.    Confidentiality.   Fund  Agent   agrees  for  itself  and  each  of  its
      affiliates  or   representatives   given  access  to  SERVICE   PROVIDER
      facilities  and/or records that each of them shall treat as confidential all records and any information  obtained through such access, and shall not disclose  information  contained  therein except as permitted  under
      Paragraph  2  (including,  but  not  limited  to,  satisfaction  of  any regulatory  obligation  of Fund Agent or  obligation to the Funds and as may be required by applicable  law, rule or regulation or  investigative proceeding or as may otherwise be required in legal process  served upon
      Fund Agent).  All such  records and  information  maintained  by SERVICE
      PROVIDER and its  affiliates in connection  with this  Agreement are the
      exclusive   property   of   SERVICE   PROVIDER   and  shall   remain  so
      notwithstanding  any  release  thereof in  accordance  with the terms of this  Agreement.  Fund  Agent  warrants  that  neither it nor any of its
      affiliates  or   representatives   having  access  to  such  records  or
      information  shall use such records or information to solicit,  directly or  indirectly,  any  Shareholder  of SERVICE  PROVIDER or for any other purpose not expressly permitted under this Paragraph or Paragraph 2.

4.    Fees. In consideration of the Services  provided  hereunder,  Fund Agent shall pay to SERVICE  PROVIDER the fees  specified in Schedule B hereto.
      Other  than as  provided  for in  Schedule  B, Fund  Agent  shall not be obligated to pay SERVICE PROVIDER any other fees.

5.    Indemnification.  SERVICE  PROVIDER  shall  indemnify  and hold harmless
      Fund Agent and the Funds from and against  any and all  claims,  losses,
      liabilities   or  expenses  that  either  or  both  of  them  may  incur
      (including,   without   limitation,   reasonable   attorneys'  fees  and
      expenses)  arising  out of  SERVICE  PROVIDER's  non-performance  of its responsibilities under this Agreement,  or SERVICE PROVIDER's failure to comply with any  applicable  law,  except to the extent any such claims, losses,  liabilities or expenses are caused by the gross negligence, bad faith or willful misconduct of Fund Agent.

      The Fund Agent shall indemnify and hold harmless  SERVICE  PROVIDER from any and all claims,  losses,  liabilities  or expenses that it may incur
      (including,   without   limitation,   reasonable   attorneys'  fees  and
      expenses)  arising  out of the  non-performance  of  Fund  Agent  of its responsibilities  under this Agreement or its failure to comply with any applicable  law,  except to the  extent  such  losses  are caused by the negligence,  bad faith or willful  misconduct of SERVICE  PROVIDER,  its representatives or affiliates.

      In no event shall the party seeking  indemnification  hereunder  confess any claim,  loss,  expense,  or liability or make any  compromise in any case in which the other party may be required to  indemnify  without the prior  written  consent  of the  party  from  which  indemnification  is sought, whose consent shall not be unreasonably withheld.

6.    Termination.  This Agreement may be terminated,  without penalty, at any time by SERVICE  PROVIDER or Fund Agent upon 60 days  written  notice to the  other  party.  However,  in the  event of the  termination  of this
      Agreement by SERVICE  PROVIDER,  SERVICE PROVIDER shall, if requested by
      Fund Agent,  continue to provide the Services for up to an additional 60 days to  enable  Fund  Agent to make  alternative  arrangements  for the servicing and maintenance of the Shareholders' Fund  shareholdings,  and
      SERVICE  PROVIDER  will  reasonably   cooperate  in  the  implementation
      thereof.  In the  event of  termination  of this  Agreement  by  SERVICE
      PROVIDER,  SERVICE  PROVIDER shall pay for any and all costs  associated with the conversion of servicing and maintenance of  Shareholders'  Fund shareholdings  to an  alternate  Service  Provider.  The  provisions  of
      Paragraphs  3, 5,  11,  13,  and 14,  and  SERVICE  PROVIDER's  right to receive  payment for  services  rendered up to the date of  termination,
      will  survive   termination   of  this   Agreement.   In  the  event  of
      termination   and  in   addition   to  any   applicable   record-keeping
      obligation,   SERVICE   PROVIDER  agrees  to  maintain  all  Shareholder
      information  and  cooperate  with Fund Agent in the  transition  of such information to Fund Agent or another Service Provider.

7.    Entire Agreement. This Agreement,  including its Schedules,  constitutes the entire  agreement  between the parties  with  respect to the matters
      dealt  with  therein,   and  supersedes  any  previous   agreements  and
      documents with respect to such matters.

8     Notice.  All notices under this Agreement  shall be written and, if sent to SERVICE PROVIDER,  shall be sent to the attention of James McCormick,
      General Counsel of SERVICE  PROVIDER at 555 Theodore Fremd Avenue,  Rye,
      New  York  10580.  All  notices  to  Fund  Agent  shall  be  sent to the attention of Andrew Ruotolo,  President and Chief  Executive  Officer of
      Fund Agent, at 6803 South Tucson Way,  Englewood,  Colorado 80112 with a copy to the attention of Robert Zack,  General  Counsel,  at 498 Seventh
      Avenue,  New York,  New York 10018.  Notice  shall be made by  certified
      mail  (with  return   receipt),   by  express   delivery  service  (with
      confirmation  of  delivery)  or  hand  delivery  (with  receipt)  to the addresses  specified  in this  provision.  Either  party may  change the address to which  notices to it shall be sent by giving  written  notice thereof in accordance with this provision.

9.    Amendments.  All  amendments  hereto  must be in  writing  and signed by both parties hereto.

10.   Assignment.  The rights and  obligations  of the parties  hereunder  may not be assigned  without  the prior  written  consent of the  non-assigning party,  except that either party may, upon notice to the other,  assign its right and obligations hereunder to an affiliate or successor entity.

11.   Non-Exclusivity.  The parties  acknowledge that the other may enter into
   agreements   similar  to  this   Agreement   with  other  parties  for  the
   performance  of  services  similar  to  those  to be  provided  by  SERVICE
   PROVIDER under this Agreement.

12.   Representations   and  Warranties.   SERVICE  PROVIDER   represents  and
   warrants  that:  (i) it has and will maintain the  capabilities  to perform the Services hereunder;  , ((ii) it has and will maintain,  during the term of this  Agreement,  comprehensive  general  liability  coverage  to insure against  errors,  omissions  or  misfeasance  in  the  performance  of  its obligations  under this  Agreement,  with  limits of not less than five (5)
   million  dollars (such  insurance  coverage  shall be issued by a qualified insurance  carrier with a Best's  rating of at least "A") naming Fund Agent as additional insureds; (iii) it has and will maintain,  during the term of this  Agreement,  a fidelity bond  covering its  employees  and  authorized agents  with a limit of not less than one (1) million  dollars  issued by a qualified  insurance  carrier  with a Best's  rating of at least  "A";  and
   (vii)  it is not  required  to  register  as a  transfer  agent  under  the
   Securities Exchange Act of 1934, as amended,  with respect to the provision of Services hereunder.
   In  addition,  SERVICE  PROVIDER  represents  and  warrants  that:  (i)  if
   recommended  by  the  Funds'   independent   counsel,   it  will  cause  an
   independent   public  accountant  or  other  qualified   independent  party
   annually  to review its  internal  control  structure  in  accordance  with
   Statement  of  Accounting  Standard  70 (Type  II),  and  prepare a written report to SERVICE  PROVIDER  concerning  the  structure's  adequacy for the obligations  undertaken by SERVICE PROVIDER under this provision,  and that upon  receipt of its internal  control  structure  report,  it will provide such report to Fund Agent;  and (ii)it will promptly provide notice to Fund
   Agent upon becoming aware of any issue materially  affecting its ability to comply with its obligations under this provision.

13.   Force  Majeure.  Neither  party shall be liable for any default or delay in the  performance of its  obligations  under this Agreement to the extent such default or delay is caused  directly by (i) fire,  flood,  elements of nature  or  other  acts of God;  (ii)  any  outbreak  of war in the  United
   States,  or, with respect to SERVICE  PROVIDER,  riots or civil disorder in the City of Rye, New York, and, with respect to Fund Agent,  riots or civil disorder  in the  City of New  York,  the  City of  Denver  or the  City of
   Centennial,   Colorado  (iii)  any  relevant  labor  disputes   beyond  the
   reasonable  control  of the  non-performing  party;  or  (iv)  failures  or
   fluctuations  in   telecommunications   or  other   equipment   beyond  the
   non-performing   party's  reasonable   control.  In  any  such  event,  the
   non-performing  party  shall be excused  from any further  performance  and
   observance   of  the   obligations   so  affected   for  as  long  as  such
   circumstances  prevail  provided  the  non-performing  party  uses its best efforts to recommence  performance  or  observance as soon as  practicable, which in no event shall exceed 5 business days.

14.   Consequential  Damages.  Notwithstanding  anything in this  Agreement to the contrary,  in no event shall either party, its affiliates or any of its or their  directors,  officers,  employees,  agents  or  subcontractors  be liable  to the other  party or its  AFFILIATES  OR ANY OF THEIR  DIRECTORS,
   OFFICERS,  EMPLOYEES, AGENTS OR SUBCONTRACTORS in respect of this Agreement or the Services  under any theory of tort,  contract,  strict  liability or other legal or  equitable  theory for lost  profits,  exemplary,  punitive, special,  incidental,  indirect or consequential  damages, each of which is hereby  excluded by  agreement  of the parties  regardless  of whether such damages were  foreseeable  or whether any PERSON OR entity has been advised of the possibility of such damages.

15.   Governing  Law.  This  Agreement  shall be  governed  by the laws of the
   State of New York.

      IN WITNESS  WHEREOF,  the  parties  have  executed  and  delivered  this
Agreement as of the date first above written.

Tremont Partners, Inc.

By:
    --------------------------

Print name: Arthur Brown

Title: Senior Vice President

OppenheimerFunds, Inc.

By:
    --------------------------

Print Name: Brian W. Wixted

Title: Senior Vice President

                                  SCHEDULE A
                                  ----------

      Pursuant  to the  Agreement  by and among the  parties  hereto,  SERVICE
PROVIDER  shall  perform  the  following  Services,  which do not  include any services  rendered by the SERVICE PROVIDER under the  Sub-Advisory  Agreements as to the Funds.  in connection  with the  distribution  of the Fund's shares.
The following  services shall be performed  consistent with generally accepted industry  practices and any requirements set forth in the Funds'  then-current prospectuses.

1.    Maintain  separate  records for each  Shareholder with respect to shares of each of the Funds held by such  Shareholder , which records shall (i)
      reflect shares purchased and redeemed,  including the date and price for all transactions,  dividends and distributions paid, transfers and share balances,  and (ii) include the name, address and social security number or tax identification number of each Shareholder.

2.    Prepare and transmit to  Shareholders  periodic  account  statements  at least  quarterly,  and as  frequently  as required  by law,  showing the total  number  of  shares  owned  by  Shareholders  as of the  statement closing date,  purchases and  redemptions of Fund shares by Shareholders during the period  covered by the  statement and the dividends and other
      distributions   paid  to  Shareholders   during  the  statement   period
      (whether  paid in cash  or  reinvested  in  Fund  shares).  Prepare  and transmit  to  Shareholders,  transaction  confirmations  as  required by applicable law.

3.    Respond to Shareholder  inquiries  regarding the administration of their
      accounts,   including,   among  other  things,  share  prices,   account
      balances, dividend amounts and dividend payment dates.

4.    With  respect  to  Fund  shares  purchased  by  Shareholders  after  the effective date of this  Agreement,  provide average cost basis reporting to the Shareholders to assist them in preparation of income tax returns.

5.    Prepare  and file with the  appropriate  governmental  agencies  and (as applicable) mail to Shareholders, such information,  returns and reports
      as  are  required  to  be  so  filed  for  reporting   with  respect  to
      Shareholders   (whether  U.S.  residents  or  non-resident  aliens)  (i)
      dividends  and  other  distributions  made,  (ii)  amounts  withheld  on dividends and other  distributions and payments under applicable federal and state  laws,  rules and  regulations,  and (iii)  gross  proceeds of sales transactions.

6.    Forward  to  Shareholders  all  Fund  proxy   materials,   prospectuses,
      statements  of  additional  information,  reports and  amendments to the foregoing  as well as  other  information  supplied  by Fund  Agent  and required to be sent to shareholders  under the federal  securities laws.
      Upon request of the Fund Agent,  SERVICE  PROVIDER will also transmit to
      Shareholders  Fund  communications  deemed by either (i) Fund Agent,  or
      (ii) the Fund,  through its Board of Trustees or similar governing body, in the sole discretion of either,  to be material to shareholders of the
      Fund.  SERVICE PROVIDER may consolidate or utilize  "household"  mailing for the  above-described  information where permissible under applicable law.  SERVICE  PROVIDER  agrees  that it will  not  distribute  any such materials if they are out-of-date.

      Pursuant to Fund Agent's  request,  SERVICE  PROVIDER also will transmit other  documents (in addition to those  legally  required to be sent and those  deemed  material  by either  Fund  Agent or the  Fund's  Board of
      Trustees  in  accordance  with this  provision)  to  Shareholders.  Fund
      Agent hereby  agrees to reimburse  SERVICE  PROVIDER for the  reasonable expenses  related to such  mailings,  which Fund Agent shall  approve in writing before SERVICE PROVIDER incurs any such expenses.

7.    Provide to the Funds such periodic  reports in such form as requested by
      Fund  Agent as may be  necessary  to  enable  each of the Funds and Fund
      Agent to comply with State Blue Sky  requirements.  Two reports shall be provided each month under this section 7: one report  immediately  prior to  investment  of monies held in the Escrow  Accounts in the Funds (but in no event not later than the fourth  business  day prior to the end of the month  preceding the proposed date for  investment),  and the second report upon completion of the monthly asset  valuation  process for each of the  Funds,  which is  expected  to take place not later than 25 days following the previous  month-end.  In accordance  with Section 7 of the
      Agreement,  SERVICE PROVIDER shall pay for any and all costs required to ensure  that Fund Agent  receives  such  reports in an  electronic  form satisfactory to Fund Agent.

8.    Prepare,  file or  transmit  all  reports  and  returns as  required  by federal or state law with respect to each Shareholder account.

9.    Prepare   detailed   reports   indicating   the   account   type  (e.g.,
      OppenheimerFunds-sponsored          retirement         plans         and
      non-OppenheimerFunds-sponsored  retirement plans such as IRA, 401(k) and
      403(b) retirement accounts),  identity of the registered  representative and branch location responsible for each transaction,  the dollar amount
      of  each   transaction,   number  of  shares  of  each  transaction  and
      transaction   type.  Such  reports  shall  be  provided  monthly  in  an electronic  form  acceptable  to Fund  Agent,  as  follows:  one  report immediately  prior to investment  of monies held in the Escrow  Accounts in the Funds  (but in no event not later than the  fourth  business  day prior  to  the  end  of  the  month  preceding  the  proposed  date  for investment),  and the second report upon completion of the monthly asset valuation  process  for each of the  Funds,  which is  expected  to take place not later than 25 days following the previous month-end.
..
10.   Withhold  from  dividends,  distributions  and  redemption  proceeds any required  Federal  income  taxes and pay the same.  Process  and  retain records of withholding  exemption  certificates  filed by  Shareholders.
      Comply with backup withholding and taxpayer identification  requirements issued by the IRS.

11.   Disburse or credit to the  Shareholder  accounts,  and maintain  records of, all proceeds of  redemptions  of shares and all other  distributions
      (including  dividends)  not  reinvested  in  shares  of  the  Funds,  or reinvest  such  distributions,  as  elected  by  or  on  behalf  of  the
      Customer.  Process  reinvestment of the proceeds of a redemption of Fund shares as may properly have been elected by a Shareholder  pursuant to a privilege described in the then-current Prospectus of the relevant Fund.

12.   Receive and process  exchanges  in  accordance  with  instructions  that comply with the provisions of the Funds' then current prospectuses.

13.   Provide all supporting  documentation  necessary following a transfer of a Shareholders' account to another dealer of record.

14.   Adjust   Shareholder   accounts   accordingly   in   the   case   of   a
      recapitalization or capital adjustment  requiring a change in the number of shares outstanding of any Fund (for example, a share split).

                           [continued on next page]

              Responsibilities with Respect to SERVICE PROVIDER

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  Item                        Report /Procedure                      Individual(s)
                                                                     Responsible
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   1                  At least 90% of all routine items were turned
         around within 3 business
         D           days of receipt; all were turned around as
         soon as possible.                                            Art Brown
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         Changes in the number of fund outstanding shares resulting from distributions, redemptions, and repurchases were
   2     provided to the fund's accounting agent no later than the    Art Brown
         first business day following such changes.
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---------------------------------------------------------------------------------
         Where fewer than 500 shareholder transactions per Fund
         were received during the month for transfer the Fund
   3     Agent's legal department was notified so the appropriate     Art Brown
         filings could be made.
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---------------------------------------------------------------------------------
   4     The price at which shareholder activity was processed was    Art Brown
         based on the net asset value next calculated after the
         sweep from the Escrow Account of the shareholder's monies
         deposited in escrow for the purchase of Fund shares..
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
   5     Shares were not issued in exchange for services or for       Art Brown
         consideration other than cash.
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---------------------------------------------------------------------------------
   6     No employee processed transactions on an account held in
         their name or the name of a family member.                   Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
   7     Shareholder information has not been sent in an e-mail (or
         an attachment to an e-mail) outside of the company unless    Art Brown
         it is password protected or encrypted.
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   8                  All incoming funds and outgoing wires meet
         OFAC requirements                                            Art Brown
---------------------------------------------------------------------------------
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   9     An accurate Master securityholder file and  subsidiary       Art Brown
         files, as defined in Rule 17Ad-9 of the Exchange Act ,
         have been maintained and kept current.

         investment,  have been maintained and kept current.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
   10    Debits and credits containing the minimum information        Art Brown
         required by paragraph (a) of Rule 17 Ad-9 of the Exchange
         Act were promptly and accurately posted to the master
         securityholder file for every security transferred,
         purchased, redeemed, or issued.
---------------------------------------------------------------------------------
   11    Prior to resolution, record differences were maintained in   Art Brown
         a subsidiary file rather than posted to the master
         securityholder file.
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      12 The required search by TIN (or if TIN not verified by        Art Brown
         name) of the lost securityholder database using a data
         base service has been completed.  The 1st search must be
         conducted 3-12 months after the date the account went on
         Returned by the Post Office ("RPO")status and the 2nd
         search must be conducted 6-12 months after the 1st search.
         (Rule 17AD-17 of the 34 Act)
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   13    A record of the total number of shares authorized and        Art Brown
         issued (i.e., control book, as defined in Rule 17Ad-9 of
         the Exchange Act) is maintained and has been kept current
         for each issue of securities.
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   14    Any changes to the control book have been authorized in      Art Brown
         writing by an authorized agent of the issuer.
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   15    Where the  SERVICE PROVIDER overissued shares, the
         following actions were taken:
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         Shares equal to the overissuance were bought in (unless      Art Brown

         the shares involved were covered by a surety bond
         indemnifying the transfer agent for all expenses.)
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---------------------------------------------------------------------------------
   16    Each dividend payment by the Funds to shareholders was       Art Brown
         accompanied by a written statement disclosing the sources
         of the payment.
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   17    The following were immediately reported to the Legal         Kathleen

                                                                        Ives
         Department, for reporting to the SEC:                        Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         a.    Buy-ins, where the aggregate market value of all       Kathleen

            buy-ins executed to remedy an overissuance exceeded         Ives
            $100,000 during the calendar quarter.                     Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         b.    Failures to post, for more than 5 business days, any   Kathleen

            debits or credits for securities transferred,
            purchased, redeemed, or issued that were required to be
            posted to the master securityholder and/or subsidiary       Ives
            files.                                                    Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         c.    Failures to turnaround, within 3 business days of      Kathleen
            receipt, routine items received for transfer.               Ives
                                                                      Art Brown
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

         d.   Failures to process items received during a month       Kathleen
         within the required                                            Ives
         time                                                         Art Brown
           frame.
---------------------------------------------------------------------------------
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   18    Where at least 75% of all items received were not turned     Art Brown
         around or processed for 2 consecutive months, a copy of
         any written notice filed with the SEC regarding failure to turnaround or failure to process items was provided to the
         chief executive officer of the issuer within 20 business     Kathleen
         days after the close of the second month. ,                    Ives
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   19    Written standards and procedures for the acceptance of       Art Brown
         guarantees were maintained in an easily accessible place
         and were applied.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         A copy of the written standards and procedures was
   20    provided to any person requesting such a copy within 3       Art Brown
         days of the request.
---------------------------------------------------------------------------------
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         Only those requests for transfer were rejected where the
   21    guarantor did not satisfy the written standards and          Art Brown
         procedures.
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   22    The guarantor and the presenter were notified of the         Art Brown
         rejection and the reasons for the rejection, where the
         guarantor did not satisfy the written standards and
         procedures, within 2 business days after rejection of the
         request.
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   23    The following were responded to in a timely manner:
---------------------------------------------------------------------------------
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         a.    Written inquiries concerning the status of             Art Brown

            instructions to transfer shares, within 5 business days
            of receipt.
---------------------------------------------------------------------------------
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         b.  Requests for acknowledgement of transfer                 Art Brown
         instructions,, within 5 business days of receipt.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         c.  Written requests for an account transcript, within 20    Art Brown
         business days of receipt.
---------------------------------------------------------------------------------
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         d.  Written inquiries concerning nonpayment or incorrect     Art Brown

         payment of dividends paid or payable within the last 6
         months.
---------------------------------------------------------------------------------
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   24    The name and address of the current dividend disbursing      Art Brown
         agent was provided in response to inquiries.
---------------------------------------------------------------------------------
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   25    Written inquiries from shareholders were responded to as     Art Brown
         soon as possible.
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   26    Safeguards and procedures were employed with respect to      Art Brown
         funds  in  custody of the SERVICE PROVIDER , to assure
         that all  funds were protected against misuse.
---------------------------------------------------------------------------------
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   27    Orders to purchase shares have not been accepted from

                                                                      Kathleen
         individuals residing in states where the fund is not           Ives
         registered for sale.                                         Art Brown
                                                                     ------------
---------------------------------------------------------------------
   28    The following books and records are being maintained for
         the appropriate time periods in the appropriate locations:
---------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         a.  Transfer Agent Agreements (i.e., Service Contracts).     Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         b.  Stop Orders as to monies in the respective Fund's        Art Brown
         Escrow Account
---------------------------------------------------------------------------------
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         c.  Transfer, Registrar Journals & Shareholder Account       Art Brown
         Activity.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         d.  Articles of Incorporation.                               Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         e.  SIC Reports as to the Fund's initial filing, any name    Art Brown
         change after SEC effectiveness, and upon termination of
         the Fund.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         f.  Fingerprint Records for NASD-registered persons.           Mike

                                                                      Stricker
                                                                     Chris Wells
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         g.   Reports by Fund Agent's Internal Audit department       Art Brown
---------
---------------------------------------------------------------------------------
         h.   Notices of Assumption or Termination of Transfer        Kathleen
         Agent Services (17AD-16).                                      Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
         i.  Record of Transfers Rejected.                            Art Brown
---------------------------------------------------------------------------------
---------
   29    Form TA-1 reviewed to determine if any are necessary.        Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
   30    Form TA-2 reviewed prior to filing.                          Kathleen
                                                                        Ives
---------------------------------------------------------------------------------
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   31    Information regarding Shareholder complaints is timely
         submitted to the OFI legal department for filing with the   Kate Ives
         NASD within the appropriate time frames as required by      Art Brown
         NASD Rule 3070.

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---------------------------------------------------------------------------------

         Shareholder complaints relating to OFI's  mutual fund       Kate Ives
   32    business are reviewed in accordance with established        and Art
         procedures. (NASD Rules 3010, 3110)                         Brown

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

         If determined to be appropriate by SERVICE PROVIDER in
         consultation with FUND AGENT, a random review of Customer    Art Brown
   33    Service Representative ("CSR") phone conversations with
         Shareholders is performed in accordance with established
         procedures.
---------------------------------------------------------------------------------
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   34    Current, fully executed contracts are in place for all
         vendors utilized by SERVICE PROVIDER.                       Art Brown

---------------------------------------------------------------------------------

Blue Sky Reporting:
-------------------

Blue Sky Reporting  - Figures for Blue Sky Reporting must be provided no later than the fourth business day prior to month-end  to Gloria LaFond in the Denver office.  The information is to include amount received, transaction date (date of "sweep" into fund), and the state of residence.

Privacy Notices:
----------------

Privacy notice must be mailed at the opening of the account (Regulation S-P requirement).

An Annual Privacy notice must be mailed to all shareholders (Regulation S-P requirement).

Shareholder Correspondence:
---------------------------

When an address change occurs on an account, a letter of acknowledgement must be mailed to both the old and the new address (Insurance requirement).

Copies of letters (correspondence) must be retained.

Complaint files must be kept and copies of complaints must be sent to
Oppenheimer (Kate Ives).

Statements & Confirms:
----------------------

Letters will be sent to confirm investment in the escrow account.  They must be postmarked and mailed within five business days of receipt of funds into escrow.
Confirms for the purchase, repurchase or redemption of Fund shares  must be postmarked and mailed within five business days following the determination of net asset  value that month.
Current month values will not be available for statements; therefore, quarterly statement values will reflect the previous month's balance.
Statements must be postmarked and mailed within five business days of the end of the period.

Retention Requirements:
-----------------------

  Documentation under this Agreement shall be retained in accordance with
Rule 31a-2 under the Investment Company Act of 1940 .   SERVICE PROVIDER
shall make arrangements to image documents to satisfy this retention requirements as soon as reasonably practicable.

Miscellaneous items:
--------------------

Outgoing Federal Funds wires must be verified.

True "out of balances" on the fund must be reported (to Oppenheimer, Brian
Petersen).

If telephone transactions are permitted, they must be tape recorded.
(Presently, telephone transactions are not permitted for the Funds .)

Anti-Money Laundering Requirements:
-----------------------------------

Anti-Money Laundering requirements (Jim McCormick will handle this for
Tremont ).

Signature Guarantee Requirements:
---------------------------------

Information provided on the following pages.
Note: new medallion requirements with new sparkle ink using special reader

Signature Guarantee

General Information
o     Definition: signature guarantee
                  -------------------

o     A signature guarantee is required to process certain redemptions and
                                                           ----------
      all transfers.
          --------

o     More information on signature guarantees is in the prospectus for the
                                                         ----------
      fund and is commonly used in the securities industry to authenticate the signature and capacity of a person requesting the redemption or transfer of securities. Its use is for the shareholder's protection as well as ours.

o     In addition to regular signature guarantees, we accept signature guarantees from the Securities Transfer Agent's Medallion Program
      (STAMP) and the Securities Exchange Medallion Stamp (SEMP). Certain
      broker/dealers offer the Medallion signature guarantee.
                               -----------------------------

o     A notarized, witnessed, verified, or certified signature is not an acceptable substitute for a guarantee because a notary cannot assume financial responsibility in the case of fraud.

   NOTE: Beware of Chemical Bank's stamp. It is not a signature guarantee. It says "Signature guaranteed to compare favorably to signature on file."
   This is not the same as a Signature Guarantee.

When A Signature Guarantee Is Required

Redemptions
IMPORTANT: Any redemption up to $100,000 that is being sent to the address of record and made payable as registered does not require a signature guarantee, provided the AOR has not changed in the past 30 days.

A signature guarantee is needed from all registered owners in any of the following situations:

o     If a redemption is for over $100,000. (See IMPORTANT above.)

o     If a redemption check is not going to the address of record.
                               ---

o     If a redemption is requested along with an address change, or if the address has changed in prior 30 days.

o     If a redemption check is going to anyone other than all registered owners.

o     NOT required for redemptions to AOR requested by either joint owner as long as the check is payable to all registered owners, is under
      $100,000, and no address change in prior 30 days.

o     NOT required for redemption requests up to $100,000 when a joint tenant has died and the surviving joint tenant requests a redemption to AOR and has sent in a photocopy of the death certificate. All other requirements remain.

Transfers/Registration Changes
If a transfer or registration change is due to death.
If a transfer or registration change is due to divorce.
If a transfer or registration change is due to marriage.

A signature guarantee is needed from all registered owners in any of the following situations:
o     All transfers.

o     If there is a name change.

Transfers Under $100,000
For the following situations, a signature guarantee is:
o     NOT required to transfer a Sole Owner account to a Partnership or Sole
      Proprietorship Ownership. The same owner must be named in the new registration.

o     NOT required if an equal transfer is done from a Joint Tenant account into Sole Owner registrations for the existing owners if the amount into each Sole Owner account is $50,000 or less (i.e., the originating account has $100,000 or less). We do require all joint tenants'
      signatures. (This also applies to Tenants in Common, Tenants by
      Entirety, and Community Property registrations.)

o     NOT required on a transfer from a Sole Owner or Joint Tenant account to a Trust account. The individual or joint tenants must be named as the trustee(s) of the trust.

o     NOT required on a transfer from a Sole Owner account to a Joint Tenant account. The current owner must be named as 1 of the joint tenants.
      (This also applies to Tenants in Common, Tenants by Entirety, and
      Community Property registrations.)

o     NOT required to transfer and/or redeem to AOR a Uniform Transfer to
      Minor Account (UTMA) up to $100,000 or Uniform Gift to Minor accounts
      (UGMA) account to the minor upon reaching the required age. A photocopy of birth certificate is required.

Change of Trustee
A signature guarantee is needed from all registered owners in any of the following situations:
o     For a trustee-to-trustee transfer if the shareholder is moving the account from OppenheimerFunds to another institution and the redemption proceeds are over $100,000. (See IMPORTANT above.)

NOTE: We must have Letter of Acceptance from institution.

Instructions

Obtaining a Signature Guarantee in the U.S.
An acceptable signature guarantee can be obtained from:
              -------------------
o     A U.S. bank, trust company, credit union, or savings association.
o     A U.S. correspondent bank of a foreign bank.
o     A U.S.-registered dealer or broker in securities, municipal securities, or government securities, who has a selling agreement with us.
o     A U.S. national securities exchange, registered securities association,
                                 --------
      or clearing agency.
Shareholders who are members of the U.S. Armed Forces living in the U.S. may also obtain signature guarantees from any 1 of the following persons who must indicate their own rank and branch on the guarantee:
o     A commanding officer.

o     A unit Adjutant.

o     An officer of the Judge Advocate General's Corps in the branch.

o     A signature guarantee from a foreign branch of a U.S. bank or brokerage firm as stated above or by a foreign bank with a U.S. correspondent.

IMPORTANT: The signature guarantee must include an original stamp or seal.
Photocopies of the guarantee are not acceptable. A notarized copy is not acceptable.

Obtaining a Signature Guarantee Outside the U.S.
o     We recognize that shareholders who live or reside temporarily outside the U.S. may not be able to obtain signature guarantees from the same
                                         -------------------
      institutions as shareholders living in the U.S. Therefore, we will also accept signature guarantees from:

|X|   An officer of a foreign bank that has a correspondent bank located in the U.S.

|X|   An officer of a branch of a U.S. commercial bank located outside the
            U.S.

|X|   An officer or a principal of a branch of a U.S. broker/dealer located
                      ---------
            outside the U.S. who is a member of a principal U.S. securities exchange.
            --------

      NOTE: The U.S. Ambassador, Consul, or Vice Consul of the foreign country may provide an acceptable verification of the shareholder's signature if he or she has proper proof.
o     Shareholders, who are members of the U.S. Armed Forces living in a foreign country or at sea, may obtain signature guarantees from any one of the following persons who must indicate their own rank and branch on the guarantee:

|X|   A commanding officer.

|X|   A unit Adjutant.

|X|   An officer of the Judge Advocate General's Corps in the branch.

|X|   A signature guarantee from a foreign branch of a U.S. bank or brokerage firm as stated above or by a foreign bank with a U.S.
            correspondent.

o     To obtain a signature guarantee, you will probably need to sign your instructions in the presence of the person signing the guarantee. Many institutions will not guarantee your signature unless you sign your name in their presence. (Be sure to check what type of personal identification the guaranteeing institution requires.)

o     To be acceptable, the guarantee must also include the signature of an officer or principal of the institution, signing in his or her official capacity. The name and title of the officer or principal should be printed beneath his or her name.

o     The guarantee must not be dated or limited in any way.

IMPORTANT: The signature guarantee must include an original stamp or seal.
Photocopies of the guarantee are not acceptable. A notarized copy is not acceptable.

Proper Format
o     To obtain the guarantee, the shareholder should take an unsigned letter of instruction (or Stock Power) to the guaranteeing institution and
                         -----------
      should sign in front of the guarantor. (The shareholder should be sure to take the kind of personal identification with him or her that the guaranteeing institution requires.)

o     The proper format is:

      Mr. John Shareholder
      --------------------
      Signature of Presenter

      SIGNATURE(S) GUARANTEED By:
      Mr. Authorized Officer
      ----------------------

      Signature of Authorized Officer
      President of XYZ Bank
      ---------------------
      Printed Name/Title of Officer

o     The signature(s) should correspond exactly (including fiduciary or
                                                            ---------
      other titles) with the name(s) appearing in the account registration or
                                                              ------------
      printed on the account statement or certificate.

o     To be acceptable, the guarantee must include the signature of a duly authorized officer or principal of the institution, signing in his or
                            ---------
      her official capacity. The name and title of the officer or principal
          -----------------
      must be printed beneath his or her signature.

o     If the guaranteeing institution does not use a signature guarantee
                                                     -------------------
      stamp, the institution's official seal must be affixed next to the signature language described in the example above.

o     A stamp that merely contains the institution's address is not acceptable as a substitute for the guarantee stamp.

o     The guarantee should not be dated or limited in any way.

IMPORTANT: Photocopies of the guarantee are NOT acceptable.

Sample Formats
For an individual or individuals
--------------------------------
The signature(s) should correspond exactly with the name(s) appearing in the account registration or printed on the account statement.
        ------------
Registration:         JOE SCERBO
Signature:            Joe Scerbo
For a corporation
-----------------
The name of the corporation should be printed and the signature and title of an authorized officer should be provided.
Registration:         SAHARA NATURAL FOODS, INC.
Signature:            John Smith, President
For a trustee or trustees
-------------------------
All trustees listed in the registration should sign, including fiduciary
                                                               ---------
title and the date of the trust or other identification listed in the
                          -----
registration.
                      BRUCE S COLLINS &
                      MARY L COLLINS TR
Registration:         > COLLINS FAMILY TRUST
                      UA DEC 15 87
                      Bruce S. Collins, Trustee
Signature:            Mary L. Collins, Trustee
                      UA Dec 15, 1987
For a partnership
-----------------
The name of the partnership should be printed as it appears in the registration, and the signature and title of the general partner should be provided.
Registration:         HEM LTD
                      A PARTNERSHIP
Signature:            HEM LTD John Watkins, General Partner
For a custodian (CUST)
----------------------
The title as custodian should be provided in the signature; the name of the minor should be listed; and the state in which the UGMA or UTMA was
                                                   ----    ----
established should be identified.
                      LYNN K STERTZBACK CUST
Registration:         FBO KARL TRAEGER STERTZBACK
                      UNIF GIFT MIN ACT PA
                      Lynn K. Stertzback, Custodian
Signature:            Karl Traeger Stertzback, Minor
                      Pennsylvania
For a transfer on death (TOD)
-----------------------------
The owner of the account, not the beneficiary, should sign.
Registration:         JAMES SIEGAL
                      TOD MELISSA SIEGAL
Signature:            James Siegal
For an Attorney-in-Fact (POA)
-----------------------------
The Attorney-in-Fact should sign.
RegistratJOHN SMITH                     RegistraMARY:SMITH, Agent For JOHN
                                                SMITH
SignatureJOHN SMITH (name is actually   SignaturJOHN SMITH (name is actually
         signed by Attorney-in-Fact)            signed by Attorney-in-Fact)
         MARY SMITH                             MARY SMITH
         Attorney-in-Fact for JOHN              Attorney-in-Fact for JOHN
         SMITH                                  SMITH

                          SCHEDULE B -- FEE SCHEDULE
                          --------------------------

      Each Fund shall pay an Administrative Fee of 0.15% of its average annual net assets to Fund Agent to pay to SERVICE PROVIDER for providing the
Services outlined in Schedule A.   The fees provided for in this Schedule
shall be billable and payable monthly.

      In consideration of the receipt of the fees paid hereunder, SERVICE
PROVIDER shall provide the Services outlined in Schedule A, and shall be responsible for any and all costs and out-of-pocket expenses associated with the provision of the Services, including, but not limited to, any and all costs associated with the delivery of documents pursuant to Section 7 of
Schedule A (for example, without limitation, fees charged by Automatic Data
Processing, Inc. and all of the postage expenses related to such mailings).

      In accordance with Section 2 of the Agreement,  Fund Agent, the Funds or their respective  affiliates or representatives  shall have the right to, upon reasonable  notice,  audit SERVICE  PROVIDER's records in order to verify that all  fees  paid by  Fund  Agent  are in  accordance  with  the  terms  of this
Agreement,  including  this  Schedule  B. Any  amounts  incorrectly  billed by
SERVICE PROVIDER shall be subject to 12% interest while outstanding.